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EXHIBIT 10.52

                   COMMONWEALTH OF AUSTRALIA

              Petroleum (Submerged Lands) Act 1967

            EXPLORATION PERMIT FOR PETROLEUM VIC/P39

I, PATRICK McNAMARA, the Designed Authority in respect of the area specified as being adjacent to the State of Victoria acting
for and on behalf of the Commonwealth   Victoria Offshore
Petroleum Joint Authority, hereby, subject to the conditions set out hereunder, grand to:

               MOSAIC OIL NL
               11th Floor
               15-17 Young Street
               SYDNEY  NSW  2000

               EURO PACIFIC ENERGY PTY LTD.
               133 Edward Street
               PERTH  WA  6000

               INDO PACIFIC ENERGY PTY LTD.
               249 Karori Road
               Wellington
               NEW ZEALAND

an exploration permit for petroleum numbered VIC/P39

a) in respect of each of the blocks that is at the date of this permit constituted by a graticular section, or by part of a graticular section, described hereunder; and

b) where, at any time during the term of this permit, a graticular section, or part of a graticular section, so described hereunder constitutes a block.

This permit has an effect for a period of six (6) years from the date hereof.

INTERPRETATION

In this Permit, "the Act" means the Act under which this Permit is granted and includes any Act with which that Act is incorporated and words used in this Permit have the same respective meanings as in the Act.






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DESCRIPTION OF BLOCKS

In the adjacent area of the State of Victoria

MELBOURNE Sheet SJ55 prepared and published for the purposes of the Petroleum (Submerged Lands) Act 1967.

A.   BLOCKS

MELBOURNE MAP SHEET

BLOCK NO. BLOCK NO. BLOCK NO. BLOCK NO.
1992      2061      2062      2063
2064      2065      2066      2136
2137      2138      2139

Assessed to contain 11 blocks

CONDITIONS

1. (1) Subject to sub-clause (2), during a year of the term of the permit set out in the first column of the following table, the permittee:

(a) shall carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, the work specified in the minimum work requirements set out opposite that year in the second column of the table;

(b) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, all or part of the work specified in the minimum work requirements of a subsequent year or years of that term set out opposite that year or those years in the second column of the table; and

(c) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, work in addition to the work specified in the minimum work requirements set out opposite that year and in the subsequent year or years, if any, of that term in the second column of the table.

(2) The permittee shall not commence any works or petroleum exploration operations in the permit area except with, and in accordance with the approval in writing of the Designated Authority or of a person authorised by the Designated Authority to give that approval.

(3) For the purposes of this clause, any work carried out in accordance with paragraph (1)(b) shall, if the Designated Authority in his discretion by instrument in writing so approves, be treated as if it had been carried out in the subsequent year or years of the term of the permit specified by the Designated Authority in that instrument.

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                                   Estimated
                                   Expenditure
Year of Term                       In Constant
Of Permit Minimum Work             Dollars
Requirements                       (indicative only)

First     Data Review
          Seismic Reprocessing       250,000
Second    500 Km 2D Seismic Survey   750,000
Third     One (1) Well             6,500,000
Fourth    Data Review
          Seismic Reprocessing       250,000
Fifth     500 Km 2D Seismic Survey   750,000
Sixth     One (1) Well             6,500,000

1A. During the first 3 year period of the term of the permit the permittee must complete the work specified in the minimum work requirements for the years in the period.

2. The permittee shall not recover any petroleum from the permit area except as a result of production testing of a well.

3. The permittee shall not construct any installation or install any equipment in the permit area except with and in accordance with the approval in writing of the Designated Authority or a person authorised in writing by the Designated Authority to give that approval.

4. The permittee shall not abandon, suspend or complete any well except with and in accordance with the approval of the Designated Authority or of a person authorised by the Designated
Authority to give that approval.

5. In carrying out its operations in the permit area the permittee shall take adequate measures for the protection of the environment.

6.   The permittee shall at all times comply with

(a) the provisions of the Act and of any regulations for the time being in force under the Act; and

(b) all Directions given to him under the Act or the Regulations for the time being, in force under the Act.

7. It is a condition of this Exploration Permit for Petroleum that the Permittee complies with the requirements of Section 97A of the Act.

Dated at Melbourne this 31st day of July 1997


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MADE under the Petroleum (Submerged Lands) Act 1967 of the
Commonwealth of Australia on behalf of the Commonwealth
Victoria Offshore Petroleum Joint Authority.

/s/ P. McNamara
DESIGNATED AUTHORITY